Exhibit 99.1

Carve-out Combined Financial Statements of Vitro’s Glass Container Operations for the years ended December 31, 2012, 2013 and 2014, and Independent Auditors’ Report Dated June 22, 2015

Carve-out Combined Financial Statements of Vitro’s Glass Container Operations as of and for the years ended December 31, 2012, 2013 and 2014

Table of contents	Page

Independent Auditors’ Report	1 and 2
Carve-out Combined Statements of Financial Position	3 and 4
Carve-out Combined Statements of Profit or Loss and Other Comprehensive Income	5
Carve-out Combined Statements of Cash Flows	6 and 7
Carve-out Combined Statements of Changes in Invested Equity	8
Notes to Carve-out Combined Financial Statements	9 to 53

Galaz, Yamazaki, Ruiz Urquiza, S.C. Lazaro Cardenas 2321 Poniente, PB
Independent Auditors’ Report	Residencial San Agustin 66260 Garza Garcia, N.L. Mexico

To the Board of Directors and Stockholders of Vitro, S.A.B. de C.V.	Tel: +52 (81) 8133 7300
Garza Garcia, N.L. Mexico	Fax: +52 (81) 8133 7383
www.deloitte.com/mx

We have audited the accompanying carve-out combined financial statements of Vitro S.A.B. de C.V.’s (“Vitro”) glass containers operations (the “Group”), which comprise the combined statements of financial position as of December 31, 2012, 2013 and 2014, and the combined statements of profit or loss and other comprehensive income, cash flows and changes in invested equity for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out combined financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2012, 2013 and 2014, and the results of their operations and cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of a matter

As described in note 3, the Group adopted IFRS as issued by the International Accounting Standards Board in 2014 using the carrying amounts that were included in Vitro’s consolidated financial statements, based on Vitro’s date of transition to IFRS (January 1, 2011).

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/ Carlos Javier Vazquez Ayala
Carlos Javier Vazquez Ayala, C.P.C. (Mexican Certified Public Accountant)
June 22,2015

Carve-out Combined Statements of Financial Position (1)

As of December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

		December 31,
	Note	2012	2013	2014
Assets
Cash and cash equivalents	13	$1,166	$1,071	$1,370
Trade accounts receivable, net	6, 13	1,281	1,143	1,595
Recoverable taxes	13	43	164	59
Other current assets	5, 13	269	218	215
Inventories	7	1,630	1,526	1,549
Current assets		4,389	4,122	4,788

Land and buildings	8	1,350	1,249	1,181
Machinery and equipment	8	4,087	4,129	4,319
Construction in process	8	232	598	586
Deferred income taxes	19	492	719	1,081
Intangibles and other long-term assets	9	272	188	233
Non-current assets		6,433	6,883	7,400

Total assets		$10,822	$11,005	$12,188

(1)         The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

/s/ Adrián Sada Cueva	/s/ Claudio L. Del Valle Cabello
Adrián Sada Cueva	Claudio L. Del Valle Cabello
Chief Executive Officer	Chief Financial and Administrative Officer

Carve-out Combined Statements of Financial Position (1)

As of December 31, 2012, 2013 and 2014

(Millions of Mexican Pesos)

		December 31,
	Note	2012	2013	2014
Liabilities
Short-term maturity of long-term debt	10, 13	$293	$25	$54
Trade accounts payable	13	660	628	1,045
Accrued expenses and provisions	11, 13	631	520	778
Other short-term liabilities	5, 13	835	900	1,296
Current liabilities		2,419	2,073	3,173

Long-term debt	10, 13	183	676	759
Employee benefits	12	1,033	1,005	1,080
Non-current liabilities		1,216	1,681	1,839
Total liabilities		3,635	3,754	5,012

Invested equity
Invested equity	15	7,187	7,251	7,176
Total invested equity		7,187	7,251	7,176

Liabilities and invested equity		$10,822	$11,005	$12,188

(1)    The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

Carve-out Combined Statements of Profit or Loss and Other Comprehensive Income (1)

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

		Year ended December 31,
	Note	2012	2013	2014

Revenues		$10,814	$10,113	$11,395
Cost of sales		8,291	7,228	7,950
Gross profit		2,523	2,885	3,445
Administrative expenses		417	450	461
Distribution and sale expenses		735	786	780
Income before other expenses, net		1,371	1,649	2,204
Other expenses (income), net	17	381	(13)	237
Operating income		990	1,662	1,967
Financial cost, net	18	212	79	38
Income before income taxes		778	1,583	1,929
Income tax expense	19	175	404	635
Income of the year		$603	$1,179	$1,294

Other components of comprehensive income:
Items that will not be reclassified to profit or loss:
Actuarial remeasurements of the defined benefit obligation, net of taxes		$(91)	$28	$(43)
Items that can be reclassified to profit or loss:
Differences from translation for foreign operations		(26)	1	204
Total other components of comprehensive income		$(117)	$29	$161

Total comprehensive income of the year		$486	$1,208	$1,455

(1)    The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

Carve-out Combined Statements of Cash Flows (1)

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

		Year ended December 31,
	Note	2012	2013	2014
Cash flows from operating activities:
Income before income taxes		$778	$1,583	$1,929
Adjustments for:
Provision for onerous contract	8a, 17	374	(119)	125
Depreciation and amortization	8	1,086	924	871
Loss on sale of assets	17	61	6	27
Loss from impairment of long-lived assets	17	—	91	92
Financial income	18	(24)	(87)	(119)
Derivative financial instruments	18	43	(13)	87
Interest expense		139	137	144
		2,457	2,522	3,156
Changes in working capital:
Accounts receivable		95	138	(393)
Inventories		(102)	105	83
Accounts payable		(153)	(44)	344
Other operating assets and liabilities		292	(268)	155
Employee benefits		(35)	(51)	(53)
		2,554	2,402	3,292
Income taxes paid		(593)	(386)	(642)
Cash flows provided by operating activities		1,961	2,016	2,650

(1)    The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

Carve-out Combined Statements of Cash Flows (1)

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

		Year ended December 31,
	Note	2012	2013	2014
Cash flows from investing activities:
Purchase of machinery and equipment		(539)	(1,279)	(948)
Restricted cash		35	9	47
Other long-term assets		(44)	35	(95)
Interest collected		24	87	119
Cash flows used in investing activities		(524)	(1,148)	(877)

Cash flows from financing activities:
Interest paid		(78)	(72)	(72)
Derivative financial instruments and other financing activities		(88)	19	—
Long-term loans obtained		—	671	118
Long-term loans paid		—	(437)	(11)
Invested equity		(1,114)	(1,144)	(1,530)
Cash flows used in financing activities		(1,280)	(963)	(1,495)

Net increase (decrease) in cash and cash equivalents:		157	(95)	278
Cash and cash equivalents as of January 1,		1,012	1,166	1,071
Effect of exchange rate fluctuations		(3)	—	21
Cash and cash equivalents as of December 31,		$1,166	$1,071	$1,370

(1)    The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

Carve-out Combined Statements of Changes in Invested Equity (1)

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Invested Equity

Balances as of January 1, 2012	$7,815

Comprehensive income (loss):
Differences from translation for foreign operations	(26)
Actuarial remeasurements of the defined benefit obligation	(91)
Net income	603
Comprehensive income	486
Equity transactions with Vitro and its subsidiaries	(1,114)

Balances as of December 31, 2012	7,187

Comprehensive income (loss):
Differences from translation for foreign operations	1
Actuarial remeasurements of the defined benefit obligation	28
Net income	1,179
Comprehensive income	1,208
Equity transactions with Vitro and its subsidiaries	(1,144)

Balances as of December 31, 2013	7,251

Comprehensive income (loss):
Differences from translation for foreign operations	204
Actuarial remeasurements of the defined benefit obligation	(43)
Net income	1,294
Comprehensive income	1,455
Equity transactions with Vitro and its subsidiaries	(1,530)

Balances as of December 31, 2014	$7,176

(1)    The accompanying Carve-out Combined Financial Statements comprise the combination of Vitro’s Glass Containers operations (together the “Group”).  The scope of the combination is presented in note 1.

See accompanying notes to the carve-out combined financial statements.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

1.                  Activities and background

Vitro, S.A.B. de C.V. (“Vitro”) and together with its subsidiaries, is mainly engaged in the production and commercialization of glass containers in any presentation for local and foreign markets; in addition, Vitro is a holding company whose subsidiaries are engaged in the manufacture of glass and offer products to satisfy the needs of two types of business: glass containers and flat glass.  Vitro and its subsidiaries process, distribute and commercialize a broad range of: (a) glass containers for food and beverage, wine, liquors market; (b) other glass containers for cosmetics and pharmaceutical markets; and (c) flat glass goods for architectural and automotive use; similarly, they are engaged in the manufacture of raw material, equipment and capital goods for industrial use.

These carve-out combined financial statements comprise the combination of Vitro’s food and beverage, wine and liquors glass containers operations (together the “Group” and defined as Vitro’s “glass containers operations” in these combined financial statements).  In the past, the Group has not formed a separate legal group.  The carve-out combined financial statements presented herein reflect the assets and liabilities, income and expenses, and cash flows of those operations that have been carved out from Vitro’s consolidated financial statements.

The carve-out combined financial statements have been prepared in accordance with the basis of preparation and accounting policies set out below.

2.                  Significant events

a)        Entering into derivative financial instrument

During November and December, 2014, Vitro entered into a derivative financial instrument (“DFI”) with Macquarie Bank Limited (“Macquarie”) on a contract for 9,600,000 of Million British Thermal Units (“MMBTU”) at an average price of US$3.89 in order to continue hedging its needs for natural gas in its production processes for the year that will end on December 31, 2015.  Likewise, during November and December, 2014 Vitro entered into a new DFI with the same counterparty to hedge its needs for natural gas for the year ending December 31, 2016, on a contract for 5,400,000 MMBTU at an average price of US$3.91 (notes 3b and 13v).

b)       New contract with Constellation Brands

On August 14, 2014 the Group announced that it had signed a new contract with Constellation Brands for a seven-year period, triplicating the current volume of Vitro’s production for the beer market.  As a result, the Group will invest about US$100 for the construction of a new furnace at its Monterrey plant, which is expected to start operations by the end of 2015 or the start of 2016.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

c)        Accounts receivable financing program

On November 15, 2013, the Group completed its issuance of new Stock Exchange Trust Certificates of $593 at the interbank equilibrium interest rate (“TIIE”), plus 1.7% for a three-year term. These certificates are backed up by accounts receivable (collection rights) of the Group (note 6).  With this new accounts receivable financing program, the previous program was prepaid.

3.                  Basis of preparation and combination

a)        Basis of preparation

These carve-out combined financial statements of the Group were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  These carve-out combined financial statements are the first IFRS financial statements issued by the Group, and IFRS 1 (“First time adoption of International Financial Reporting Standards”) has been applied, hence these combined financial statements have been prepared using the carrying amounts that were included in Vitro´s consolidated financial statements, based on Vitro’s date of transition to IFRS (January 1, 2011).

The carve-out combined financial statements have been prepared on a carve-out basis using the historical assets and liabilities, income and expenses, and cash flows attributable to operations subject of the carve-out combined transaction as described in note 1.

The accompanying carve-out financial statements have been prepared on a going concern basis and under the historical cost convention, except for certain financial instruments which are recorded based on their amortized cost or fair value.  The historical cost is generally based on the fair value of the consideration granted in exchange of the related assets.

The carve-out combined financial statements may not be indicative of the Group’s future performance and they do not necessarily reflect what its combined results of operations, financial position and cash flows would have been, had the Group operated as an independent group and had it presented stand-alone financial statements during the periods presented.

IFRS does not provide guidance for the preparation of carve-out financial statements, and accordingly in preparing the carve-out combined financial statements certain accounting conventions commonly used for the preparation of historical financial statements have been applied. The application of these conventions has been described under “Principles applied in preparing the carve-out combined financial statements” below.

The accompanying carve-out combined financial statements are presented in Mexican pesos (“Mx. peso”).  When these combined financial statements and notes thereto refer to Mexican pesos or “$”, they refer to millions of Mexican pesos, and when they refer to U.S. dollars or “US$,” they refer to millions of United States of America dollars.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

b)        Principles applied in preparing the carve-out combined financial statements

The following summarizes the accounting and other principles applied in preparing the carve-out combined financial statements.  Vitro’s management considers that the allocations described below have been made on a reasonable basis, but are not necessarily indicative of the costs that would have been incurred if the Group had been a stand-alone entity.

Cash and cash equivalents

Cash and cash equivalents that are directly attributable to the operations of the Group are included in the carve-out combined financial statements.

Financial debt

Financial debt that is directly attributable to the operations of the Group, and interest expenses relating to its financing arrangements are included in the carve-out combined financial statements.  Financial debt and interest expenses directly attributable to the carve-out operations mainly corresponds to the portion of the accounts receivable securitization programs entered into by the glass containers’ operations, among others.

Since the carve-out combined financial statements are prepared based on separating out the operations subject of the transaction, financial debt maintained directly by Vitro S.A.B. de C.V., has not been subject to allocation to the carve-out combined entity.

Intercompany transactions and transactions with related parties

Intercompany balances with entities outside of the Group other than intercompany tax obligations, resulting from tax consolidation with Vitro, have been eliminated in full as they are not considered to be associated with the operations subject to the carve-out transaction.

Derivative financial instruments

In the ordinary course of business, Vitro has historically contracted swaps and other derivative instruments in order to mitigate and to hedge its exposure to fluctuations in the price of natural gas.  The percentage of hedged estimated natural gas consumption has varied from 10% to 100%.  The percentage of consumption hedged and hedged prices constantly change according to the conditions of the market based on Vitro’s needs and to the use of alternative fuels in their production processes.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Derivative financial instruments (“DFI’s”) that Vitro has entered into include are natural gas swap contracts, which were acquired to hedge the fluctuation in the price of natural gas used by its operations.  These DFI’s have not been designated as a hedge for accounting purposes; therefore, the fluctuation in the fair value is recognized in profit or loss of the period within net financial cost.  The impacts of DFI’s (assets, liabilities and related net income effects) entered into Vitro have been allocated to the Group based their natural gas consumption.

Income tax

The income taxes associated with the Group’s carve-out combined financial statements have been calculated as if it had operated as a separate taxpayer.  Therefore, the income tax expense for the period is the amount of tax payable or refundable based on the Group’s hypothetical tax returns, and is presented as current tax expense.

Deferred tax is recorded using the assets and liabilities method, which compares the accounting and tax basis of the Group’s assets and liabilities and deferred taxes are recognized with respect to the temporary differences between such basis.  No deferred taxes are recognized for the following temporary differences: the initial recognition of assets and liabilities in a transaction other than a business acquisition and that does not affect the accounting or tax result, and differences related to investments in subsidiaries and joint ventures to the extent it is probable that they will not be reversed in a foreseeable future. In addition, deferred taxes for taxable temporary differences arising from the initial recognition of goodwill are not recognized.  Deferred taxes are calculated using rates that are expected to apply to temporary differences when they are reversed, based on enacted laws or which have been substantially enacted at the reporting date.  Deferred taxes are calculated using rates that are expected to apply to temporary differences when they are reversed, based on enacted laws or which have been substantially enacted at the reporting date.  The tax amounts recorded in the carve-out combined income statements are not necessarily representative of the tax amounts that may arise in the future.

Value added tax (“VAT”)

VAT represents a consumption tax (not an income tax).  From the perspective of the buyer of products and services, it is a tax based on the purchase price.  The seller receives the VAT as a component of the consideration paid for the products or services and remits it to the tax authorities in full (no income statement impact for the seller). VAT balances (receivable for amounts paid for the purchase of goods and services and payable for amounts received for the sale of purchase of good and services) have been allocated to the carve-out financial statements based on the revenues and costs of the glass container’s operations within the Group.

Employee benefits

Post-employment benefits and their respective portion of the plan liabilities, plan assets, interest and service costs have been allocated to the Group based on the employees that form part of its operations for the purpose of preparing these carve-out combined financial statements.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Centralized services

Vitro has historically recharged centrally provided services from its subsidiaries. Historically these recharged costs have been allocated to Vitro’s subsidiaries, and are included in the carve-out combined financial statements.

Leases

In the carve-out combined financial statements the non-cancellable operating leases allocated to the Group include lease agreements with third parties.

Exit and transaction costs

In connection with the carve-out process, the Group has incurred in costs that are specifically related to the carve-out transaction, such as accounting, tax and legal fees.  These costs have been allocated in its entirety to the carve-out financial statements in the periods incurred.

Other working capital accounts

Working capital items such as accounts receivable, accounts payable and inventories that are directly attributable to the operations of the Group are included in the carve-out combined financial statements.

Invested equity

The Group has not previously formed a separate legal group nor presented any stand-alone financial statements, and accordingly it is not conceivable to present share capital or an analysis of equity reserves.  The net assets of the Group are represented by capital invested in the Group and shown as “invested equity”.

c)         New and revised IFRSs issued effective as of January 1, 2014

This year, the Group applied a series of new and amended IFRSs issued by the IASB, which are described as follows.

Amendments to IAS 32, Offsetting Financial Assets and Financial Liabilities

Amendments to IAS 32, “Offsetting Financial Assets and Financial Liabilities”, clarify existing application issues relating to the offsetting requirements.  Specifically, the amendments clarify the meaning of “currently has a legally enforceable right of set-off’ and ‘simultaneous realization and settlement.

The Group adopted these amendments and there were not any significant impacts in the financial instruments subject to offsetting in the consolidated statements of financial position, mainly because such instruments meet the definition of having a legal right recognized to be offset and intention is to settle them on a net basis. Additionally, no financial instruments were identified as not previously offset and for which the amendments to the standard have represented offsetting in the reporting period.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Amendments to IAS 36, Impairment of assets

Amendments to IAS 36 “Impairment of Assets”, reduce the circumstances in which the recoverable amount of assets or cash-generating units is required to be disclosed, clarify the disclosures required, and introduce an explicit requirement to disclose the discount rate used in determining impairment (or reversals) where recoverable amount (based on fair value less costs of disposal) is determined using a present value technique.

The adoption of these amendments did not have impacts in the Group’s carve-out combined financial statements, since the value in use of its cash-generating units represented the recoverable amount, in accordance with the accounting policy described in note 4i).

Amendments to IAS 39, Financial Instruments: Recognition and Measurement

Amendments to IAS 39 “Financial Instruments: Recognition and Measurement” clarify that there is no need to discontinue hedge accounting if a hedging derivative is novated, provided certain criteria are met.  A novation indicates an event where the original parties to a derivative agree that one or more clearing counterparties replace their original counterparty to become the new counterparty to each of the parties.  In order to apply the amendments and continue hedge accounting, novation to a central counterparty must happen as a consequence of laws or regulations or the introduction of laws or regulations.

The Group adopted these amendments but had no impacts in their carve-out combined financial statements, as it does not have derivative financial instruments for purposes of hedging that are novated.

IFRIC 21, Levies

IFRIC 21 Levies, provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain.  The Interpretation identifies the obligating event for the recognition of a liability as the activity that triggers the payment of the levy in accordance with the relevant legislation.  It provides guidance on recognition of a liability to pay levies, where the liability is recognized progressively if the obligating event occurs over a period of time; and if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that minimum threshold is reached.

The adoption of this interpretation did not have any impact in the Group’s carve-out combined financial statements, since the levies to which it is subject, other than income and consumption taxes, are recognized at the time the obligating event to settle the obligation arises.

Additionally, the Group early adopted a series of new and amended IFRS issued by the IASB in the current year:

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Amendments to IAS 19, Employee benefits

Amendments to IAS 19 (2011) “Employee Benefits”, in regards to employee contributions on defined benefit plans, clarify the requirements that relate to how contributions from employees or third parties that are linked to service should be attributed to periods of service.  In addition, it permits a practical expedient if the amount of the contributions is independent of the number of years of service, in that contributions can, but are not required, to be recognized as a reduction in the service cost in the period in which the related service is rendered.  These amendments did not represent an impact to the Group’s carve-out combined financial statements as the employees do not make contributions to the defined benefit plans.

Annual Improvements 2010-2012 Cycle

Annual Improvements 2010-2012 Cycle makes amendments to: IFRS 13 “Fair value measurement”, clarifying that issuing IFRS 13 and amending IFRS 9 and IAS 39 did not remove the ability to measure certain short-term receivables and payables on an undiscounted basis (amends basis for conclusions only); and IAS 24 “Related party Disclosures”, clarifying how payments to entities providing management services are to be disclosed.  The adoption of these improvements did not represent any impacts in the Group’s carve-out combined financial statements.

Annual Improvements 2011-2013 Cycle

Annual Improvements 2011-2013 Cycle makes amendments to the following standards: IFRS 1 “First-time adoption of IFRS” clarifying which versions of IFRSs can be used on initial adoption (amends basis for conclusions only);  IFRS 13, clarifying the scope of the portfolio exception of paragraph 52, which permits an entity to measure the fair value of a group of financial assets and financial liabilities on the basis of the price that would be received to sell a net long position for a particular risk exposure or to transfer a net short position for a particular risk exposure in an orderly transaction between market participants at the measurement date under current market conditions. The Group did not have any impacts in its carve-out combined financial statements arising from the early adoption of these improvements.

Annual Improvements 2012-2014 Cycle

Annual Improvements 2012-2014 Cycle makes amendments to the following standards: IFRS 7 “Financial Instruments: Disclosures” clarifying (1) whether a servicing contract is continuing involvement in a transferred asset for the purpose of determining the disclosures required and (2) the applicability of the amendments to IFRS 7 on offsetting disclosures to condensed interim financial statements; IAS 19 “Employee Benefits” indicating that the high quality corporate bonds used in estimating the discount rate for post-employment benefits should be denominated in the same currency as the benefits to be paid.  The Group did not have any impacts in its carve-out combined financial statements arising from the early adoption of these improvements.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Amendments to IAS 16 and IAS 38, Property, Plant and Equipment and Intangible Assets

Amendments to IAS 16 “Property, Plant and Equipment” and IAS 38 “Intangible Assets”, clarify that “the use of revenue-based methods to calculate the depreciation or amortization of an asset is not appropriate because revenue generated by an activity that includes the use of an asset generally reflects factors other than the consumption of the economic benefits embodied in the asset.  The Group did not have any impacts in its carve-out combined financial statements, as it does not use a revenue-based method to calculate either depreciation or amortization of its assets.

Amendments to IAS 1, Disclosure Initiative

The amendments include changes regarding materiality, clarifying that (1) information should not be obscured by aggregating or by providing immaterial information, (2) materiality considerations apply to the all parts of the financial statements, and (3) even when a standard requires a specific disclosure, materiality considerations do apply.  Regarding the statement of financial position and statement of profit and loss and other comprehensive income, the amendments (1) introduce a clarification that the list of line items to be presented in these statements can be disaggregated and aggregated as relevant and additional guidance on subtotals in these statements and (2) clarify that an entity’s share of OCI of equity-accounted associates and joint ventures should be presented in aggregate as single line items based on whether or not it will subsequently be reclassified to profit or loss.  As well, regarding the notes to the financial statements, the amendments add additional examples of possible ways of ordering the notes to clarify that understandability and comparability should be considered when determining the order of the notes and to demonstrate that the notes need not be presented in the order so far listed in paragraph 114 of IAS 1.

The Group did not have any impacts in its carve-out combined financial statements arising from the early adoption of these amendments.

d)        New and revised IFRS’s issued but not yet effective

The Group has not applied the following new and revised IFRS that have been issued, but that are not yet effective for periods beginning on January 1, 2014.

IFRS 9, Financial Instruments

IFRS 9, “Financial Instruments” issued in July 2014, is the replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. This standard includes requirements for recognition and measurement, impairment, derecognition and general hedge accounting. This version supersedes all previous versions and is mandatorily effective for periods beginning on or after January 1, 2018, with early adoption being permitted. IFRS 9 (2014) does not replace the requirements for portfolio fair value hedge accounting for interest rate risk since this face of the project was separated from the IFRS 9 project.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

IFRS 9 (2014) is a complete standard that includes the requirements previously issued and the additional amendments to introduce a new expected loss impairment model and limited changes to the classification and measurement requirements for financial assets.  More specifically, the new impairment model is based on expected credit losses rather than incurred losses, and will apply to debt instruments measured at amortized cost or FVTOCI, lease receivables, contract assets and certain written loan commitments and financial guarantee contracts.  Regarding the new measurement category of FVTOCI, it will apply for debt instruments held within a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets.

The Group is in the process of assessing the potential impacts from the adoption of this standard in their financial statements.

IFRS 15, Revenue from Contracts with Customers

IFRS 15, “Revenue from Contracts with Customers”, was issued in May 2014 and applies to annual reporting periods beginning on or after 1 January 2017, earlier application is permitted.  Revenue is recognized as control is passed, either over time or at a point in time.  The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In applying the revenue model to contracts within its scope, an entity will: 1) Identify the contract(s) with a customer ; 2) Identify the performance obligations in the contract; 3) Determine the transaction price; 4) Allocate the transaction price to the performance obligations in the contract; 5) Recognize revenue when (or as) the entity satisfies a performance obligation.  Also, an entity needs to disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

The Group is in the process of assessing the potential impacts from the adoption of this standard in their consolidated financial statements.

e)         Use of estimates and judgments

The accompanying carve-out financial statements have been prepared in conformity with IFRS, which require that management make certain estimates and use certain assumptions that affect the amounts reported in the financial statements and their related disclosures. The Group’s management, upon applying professional judgment, considers that estimates made and assumptions used were adequate under the circumstances; however, actual results may differ from such estimates.

The related estimates and assumptions are reviewed continuously.  Changes to accounting estimates are recognized in the period in which the estimate is changed if the change affects solely that period, or the current period and future periods if the review affects both current and future periods.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Critical accounting judgments and key uncertainty sources, when applying the estimates performed as of the date of the carve-out combined financial statements, and that have a significant risk of resulting in an adjustment to the carrying amount of assets and liabilities during the following financial period are as follows:

i.             Evaluations to determine the recoverability of accounts receivable

The Group performs an evaluation of the reasonableness of the allowance for doubtful accounts, considering its internal control process and factors such as the customers’ financial and operating situation, and the economic conditions of the country. Such allowance is reviewed periodically and the condition of accounts due is determined considering terms and conditions set forth in the agreements.

ii.          Evaluations to determine obsolete and slow-moving inventories

The Group performs an evaluation of the reasonableness of the reserve for obsolete and/or slow-moving inventories, considering its internal control process and operating and market factors of its products.  This reserve is reviewed periodically and is determined considering the turnover and consumption of raw materials, work-in-process and finished goods, which are affected by changes in production process and by changes in the market conditions in which the Group operates.

iii.       Evaluations to determine recoverability of deferred tax assets

As part of the tax analysis carried out by the Group, the projected tax result is determined annually based on the judgments and estimates of future transactions to conclude on the likelihood of recoverability of deferred tax assets.

iv.      Useful lives of intangible assets, land, buildings, machinery and equipment

Useful lives of intangible assets, land, buildings, machinery and equipment are used to determine the amortization and depreciation of assets and are defined according to the analysis by internal and external specialists.  Useful lives are periodically reviewed, at least once a year, and are based on the current conditions of assets and the estimate of the period during which they will continue to generate economic benefits to the Group.  If there are changes in the estimate of useful lives, the carrying amount of assets is affected prospectively, as well as the amortization or depreciation expense, as applicable.

v.         Impairment of long-lived assets

The carrying amount of long-lived assets is reviewed for impairment in case that situations or changes in the circumstances indicate that it is not recoverable.  If there are impairment indicators, a review is carried out to determine whether the carrying amount exceeds is recoverability value and whether it is impaired.  In the impairment evaluation, assets are grouped in the cash generating unit to which they belong.  The recoverable amount of the cash generating unit is calculated as the present value of future cash flows that the assets are expected to produce.  There will be impairment if the recoverable value is less than the carrying amount.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The Group defines the cash generating units and also estimates the periodicity and cash flows that it should generate. Subsequent changes in grouping cash generating units, or changes in the assumptions underlying the estimate of cash flows or the discount rate, could impact the carrying amounts of the respective assets.

The value-in-use calculations require the Group to determine future cash flows generated by cash generating units and an appropriate discount rate to calculate the present value thereof.  The Group uses income cash flows projections using market condition estimates, future pricing determination of its products and volumes of production and sales. In addition, for the purposes of the discount and perpetuity growth rate, the Group uses market risk premium indicators and long-term growth expectations in the market it operates.

The Group estimates a discount rate before taxes for the purposes of the goodwill impairment test, which reflects current evaluations of the time value of money and the specific risks to the asset for which estimates of future cash flows have not been adjusted.  The discount rate estimated by the Group is based on the weighted average cost of capital of similar entities.  In addition, the discount rate estimated by the Group reflects the return that investors would require if they had to take an investment decision on an equivalent asset in generation of cash flows, time and risk profile.

The Group annually reviews the circumstances that give rise to an impairment loss to determine whether such circumstances have changed or have generated reversal conditions.  If affirmative, the recoverable value is calculated and, if applicable, the reversal of the impairment previously recognized.

Internal and external indicators are subject to evaluation annually.

vi.      Employee retirement benefits

The Group uses assumptions to determine the best estimate for these benefit obligations. Assumptions and estimates are established in conjunction with independent actuaries. These assumptions include demographic hypothesis, discount rates and expected increases in remunerations and future permanence, among others. Although the assumptions are deemed appropriate, a change in such assumptions could affect the value of the employee benefit liability and the results of the period in which it occurs.

vii.   Functional currency

In order to determine the functional currency of the Group, management evaluates the economic environment in which primarily generates and expends cash. Therefore, factors related to revenues, costs, funding sources and cash flows generated from operations are considered.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

viii.          Carve-out assumptions

As disclosed in note 3b, the Group’s management made certain assumptions and estimates in preparing the carve-out combined financial statements.

f)           Classification of costs and expenses

Costs and expenses presented in the combined statements of profit and loss and other comprehensive income were classified according to their function.

4.                  Summary of significant accounting policies

The significant accounting policies of the Group are as follows:

a)        Recognition of the effects of inflation

The Group recognizes the effects of inflation in hyperinflationary economies where there are economic characteristics such as: a) the interest rates, wages and prices are linked to a price index, b) the population does not consider monetary amounts in terms of the local currency, but it does so in terms of a relatively stable foreign currency, c) the accumulated inflation rate of the past three years approximates or exceeds 100%, among others.  These features are not restrictive to the analysis made by the Group to determine if the economy in which it operates is considered hyperinflationary.

The Group did not recognize inflationary effects for the years ended December 31, 2012, 2013 and 2014, given that economic conditions in which it operates do not represent those of a hyperinflationary economy.

b)        Foreign currency

Operations that form part of the Group may have different functional currencies which represent their primary economic environment to operate.  To include the carve-out combined financial statements of foreign entities, they are translated from the functional currency into the Group’s reporting currency (Mexican peso).  The financial statements are translated into Mexican pesos (reporting currency), considering the following methodology:

•                  The transactions where the recording and functional currency is the same, translate their financial statements using the following exchange rates: (i) the closing exchange rate for assets and liabilities and (ii) the weighted average historical exchange rate for revenues, costs and expenses, as they are deemed representative of the existing conditions at the transactions date. Translation effects resulting from this process are recorded in other components of comprehensive income (loss). The adjustments related to goodwill and fair value generated from the acquisition of a foreign transaction are deemed assets and liabilities of such transaction and are translated at the exchange rate in effect at yearend.

•                  Non-monetary items recorded at fair value denominated in foreign currency, are reconverted to the exchange rates in effect at the date the fair value was determined.  Non-monetary items calculated in terms of historical cost, in foreign currency, are not reconverted.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

•                  Foreign currency transactions are recorded at the exchange rate in effect at the applicable translation date.  Monetary assets and liabilities denominated in foreign currency are stated at the exchange rate in effect at the balance sheet date. Exchange fluctuations are recorded in the statements of comprehensive income.

c)         Cash and cash equivalents

Cash and cash equivalents consist mainly of bank deposits in checking accounts and short-term investments in securities, highly liquid and easily convertible into cash in a period no longer than three months from the date of acquisition.  Cash is stated at nominal value and cash equivalents are valued at fair value.  Any cash equivalent which liquidity is longer than three months is presented on the other current assets line item. Any cash equivalent that cannot be disposed of is classified as restricted cash.

d)        Financial instruments

Financial assets and liabilities are measured at fair value. The costs of the transaction that are directly attributable to the acquisition or issuance of a financial asset or liability (different from financial assets and liabilities recognized at fair value through profit or loss) are added to or deducted from the fair value of the financial assets and liabilities at their initial recognition. The costs of the transaction directly attributable to the acquisition of financial assets or liabilities that are recognized at fair value through profit or loss are recognized immediately in the income or loss of the year.

Financial assets

All financial assets are recognized and written off at the trade date, where a purchase or sale of a financial asset is under an agreement, which terms require the delivery of the asset within a term that is generally established by the corresponding market, and are initially valued at fair value, plus the transaction costs, except for those financial assets classified as at fair value with changes through profit or loss, which are initially valued at fair value, without including the transaction costs.

Financial assets are classified within the following specific categories: “financial assets valued at fair value through profit or loss,” “financial assets held to maturity,” “loans and accounts receivable,” “financial assets available for sale” and “other”. The classification depends on the nature and purpose of the financial assets and is determined upon initial recognition.

Financial assets and liabilities are offset and the net amount is presented in the statement of financial situation when, and solely when, the Group has the legal right to offset the amounts and intends to either settle on a net basis, or realize the asset and settle the liability simultaneously.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

i.            Financial assets valued at fair value through profit or loss (FVTPL)

A financial asset is presented at fair value through profit or loss if it is classified as held for trading purposes or if it is designated as such at its initial recognition. Financial assets are designated at fair value through profit or loss if the Group manages such investments and makes purchase and sale decisions based on their fair value and according to the Group’s investment or risk management. In the initial recognition, the costs attributable to the transaction are recognized in profit or loss as incurred.  Financial assets at fair value through profit or loss are valued at fair value, and changes in fair value are recognized in profit or loss.

ii.        Financial assets held to maturity

If the Group intends and is able to hold to maturity debt instruments that are traded in an active market, then such financial assets are classified as held to maturity. Financial assets held to maturity are initially recognized at fair value plus costs directly attributable to the transaction. Subsequent to the initial recognition, the financial assets held to maturity are valued at amortized cost using the effective interest method, less impairment losses.

iii.    Loans and accounts receivable

Loans and accounts receivable are financial assets with fixed or determined payments, which are not traded in an active market. Such assets are initially recognized at fair value plus costs directly attributable to the transaction. Subsequent to the initial recognition, the loans and accounts receivable are measured at amortized cost using the effective interest method, less impairment losses.  Interest income is recognized applying the effective interest rate, except for short-term accounts receivable, in case interest recognition is insignificant.

iv.      Financial assets available for sale

Financial assets available for sale are non-derivative financial assets designated as held for sale and that are not classified in any of the aforementioned categories, such as equity instruments and certain debt instruments. Such assets are initially recognized at fair value plus the costs directly attributable to the transaction. After the initial recognition, they are valued at fair value and changes other than impairment losses or exchange differences in equity instruments available for sale are recognized in comprehensive income within stockholders’ equity. When an investment is written off or it is impaired, the accumulated loss or gain of the comprehensive income account is transferred to profit or loss.

v.          Other

Investment in equity instruments that are not traded in any stock exchange are valued mainly using valuation techniques such as analysis of discounted cash flows, option price setting models and comparisons to other transactions and instruments that are substantially equal.  In cases where fair value cannot be measured reliably, investments are recorded at cost less impairment losses.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Impairment of financial assets

Financial assets other than the financial assets valued at fair value through profit or loss are subject to impairment tests at the end of each reporting period.  Financial assets are deemed impaired when there is objective evidence that, as a consequence of one or more events occurring after the initial recognition of the financial asset, the estimated future cash flows of the financial asset have been affected.

For traded equity instruments classified as held for sale, a significant or extended fall of the fair value of values below their cost is deemed objective impairment evidence.

For all the other financial assets, the objective impairment evidence could include:

•                  Significant financial difficulties of the issuer or counterpart,

•                  Default on payment of interest or principal, or

•                  It is probable that the borrower will go bankrupt or have a financial reorganization.

For certain categories of financial assets, such as trade accounts receivable, the assets that have been subject to impairment tests and have not been impaired individually, are included in the impairment evaluation on a collective basis. Within the objective evidence that an account receivable portfolio could be impaired, the Group’s past experience with respect to collection, an increase in the number of late payments that exceed the average loan period, and the changes observed in the international and local economic conditions correlated to the default on payments, could be included.

For financial assets recorded at amortized cost, the amount of impairment loss recognized is the difference between the carrying amount of the asset and the present value of future collections, discounted at the original effective interest rate of the financial asset. The carrying amount of the financial asset is reduced for the impairment loss for all financial assets, except for trade accounts receivable, where the carrying amount is reduced through an account for allowance doubtful accounts. When a doubtful account is deemed uncollectible, it is eliminated against the allowance. The subsequent recovery of the previously eliminated amounts is converted to credits against the allowance. Changes in the carrying amount of the allowance account are recognized in profit or loss.

When a financial asset deemed held for sale is impaired, the accumulated gains or losses previously recognized in other comprehensive income are reclassified to current earnings.  Except for equity instruments held for sale, if in a subsequent period, the amount of impairment loss is decreased and such decrease can be objectively related to an event occurring after the recognition of the impairment, the previously recognized impairment loss is reversed through profit or loss to the extent the carrying amount of the investment at the date the impairment was reversed does not exceed the amortized cost that would result if the impairment had not been recognized.

With respect to equity instruments held for sale, impairment losses previously recognized in profit or loss are not reversed through them.  Any increase in the fair value after the recognition of the impairment loss is recognized in other comprehensive income.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Financial liabilities

Financial liabilities at fair value with changes through profit or loss

A financial liability at fair value with changes through profit or loss is a financial liability classified as held for trade purposes or is designated as at fair value with changes through profit or loss.

A financial liability is classified as held for trade purposes if:

•                  It is acquired mainly in order to repurchase it in the near future; or

•                  It is part of an identified financial instruments portfolio managed jointly, and for which there is evidence of a recent pattern of taking short-term profits; or

•                  It is a derivative that has not been designated as a hedging instrument or does not meet the conditions to be effective.

A financial liability that is not a financial liability held for trade purposes could be designated as a financial liability at fair value with changes through profit or loss at the initial recognition time if:

•                  Thereby any inconsistency in the valuation or in the recognition that otherwise would arise from its valuation on different basis is significantly eliminated or reduced; or

•                  The return from financial liabilities or a group of assets and financial liabilities are managed and assessed based on their fair value, according to an investment or risk management strategy that the entity has documented, and information is internally provided on that group, based on its value; or

•                  It is part of an agreement that includes one or more embedded derivative instruments, and IAS 39 “Financial Instruments: Recognition and Measurement” allows that the entire hybrid agreement (asset or liability) is designated as at fair value with changes through profit or loss.

Financial liabilities at fair value with changes through profit or loss are recorded at fair value, recognizing any gain or loss arising from the remeasurement in the statements of comprehensive income.

Other financial liabilities

Other financial liabilities, including loans, are initially valued at fair value, net of costs of the transaction, and are subsequently valued at amortized cost using the effective interest method, and interest expenses are recognized on an effective return base.

The effective interest rate method is a method for the calculation of the amortized cost of a financial liability and of the assignment of the financial expense along the period concerned.  The effective interest rate is the rate that exactly discounts the estimated cash payments along the expected life of the financial liability (or, where adequate, in a shorter period) which represents the net amount in books of the financial liability at its initial recognition.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Derecognition of financial liabilities

The Group derecognizes financial liabilities if, and solely if, the obligations are met, cancelled or expired.

e)         Inventories

Inventories are valued at the average purchase price or average production cost, provided they do not exceed the net realizable value.  Cost of sales is determined applying these averages upon sale.

Net realizable value is the sale value estimated during the regular course of business, less estimated termination costs and costs of sale.

The Group uses the absorption cost system to determine the cost of inventories of work-in-process and finished goods, which includes both direct costs and those indirect costs and expenses related to production processes.

f)           Lands, buildings, machinery and equipment

Lands, buildings, machinery and equipment held for use in production for rendering services or for administrative purposes are recognized in the statement of financial position at historical costs, less accumulated depreciation or accumulated impairment losses.

Depreciation is recorded in earnings and is calculated using the straight-line method based on the remaining useful lives of the assets, which are reviewed every year jointly with the residual values, and the effect of any change in the recorded estimate is recognized on a prospective basis.  The assets related to capital leases are depreciated in the shorter period between the lease and their useful lives, unless it is reasonably certain that the Group will obtain the ownership at the end of the lease period.

The estimated useful lives for the main classes of fixed assets that correspond to current and comparative periods are as follows:

Years

Buildings	15 to 50
Machinery and equipment	3 to 30

When components of a building, machinery and/or equipment have different useful lives, they are recorded as separate items (significant components) of buildings, machinery and equipment.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Gains or losses from the sale of a land, building, machinery and equipment item are determined comparing the gain or loss obtained from the sale to the carrying amount of such item; such gain or loss is recognized net within other (income) expenses.

Construction in process are recorded at cost less any impairment loss recognized. The cost of assets constructed by the own entity include the cost of materials and direct labor, any other cost directly attributable to the process of making to asset be suitable for the use foreseen, as well as the cost for dismantling, removing items, restoring the place where they are located, and borrowing costs, according to the Group’s policy. The depreciation of these assets, as in other properties, commences when the assets are ready for use in the place and conditions necessary to be able to operate in the way intended by the Group’s management.

g)        Leases

Leases are classified as capital leases when the terms of the lease substantially transfer to the lessee all the risks and benefits inherent to the property. All the other leases are classified as operating leases.

Assets under capital leases are recognized as assets of the group at fair value at the beginning of the lease, or at present value of the minimum lease payments, the least.  The liability corresponding to the lessor is included in the statements of financial situation as part of long-term debt.

Lease payments are distributed between the financial costs and the reduction of the lease obligation so as to achieve a constant rate on the remaining balance of the liability. Financial expenses are expensed directly, unless they are directly attributable to qualifying assets, in which case are capitalized in accordance with the Group’s policy borrowing costs.

Payments for operating lease rents are expenses using the straight-line method during the lease term, unless another systematic sharing basis results more representative to reflect more adequately the pattern of lease benefits to the user.

h)        Intangible assets

Intangible assets with finite lives

Intangible assets that are acquired by the Group, and which have finite useful lives, are recorded at cost less accumulated amortization and accumulated impairment losses; they are mainly included in the cost of software for administrative use. The estimated useful lives and amortization method are reviewed at the end of each year, and the effect of any change in the recorded estimate is recognized prospectively.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

i)           Impairment of tangible and intangible assets, excluding goodwill

The Group reviews the book values of its tangible and intangible assets to determine if there is any indicator that those assets have suffered any impairment loss. If there is any indicator, the recoverable amount of the asset is calculated in order to determine the extent of the impairment loss. When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash generating unit to which such asset belongs. When you can identify a reasonable and consistent basis of distribution, corporate assets are also assigned to the individual cash generating units, or otherwise, are assigned to the smallest group of cash generating units for which a reasonable and sound distribution base can be identified. The intangible assets that have an indefinite useful life are subject to impairment tests at least annually, and whenever there is an indicator that the asset may have been impaired.

The recoverable amount is the higher between the fair value less cost to sell it and the value in use. In assessing value in use, estimated future cash flows are discounted at their present value using a discount rate before taxes that reflects the current market assessment with respect to the time value of money and the specific risks of the asset for which future cash flows estimates have not been adjusted.

If it is estimated that the recoverable amount of an asset (or cash-generating unit) is less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount.  Impairment losses are recognized in earnings.

When an impairment loss is reversed subsequently, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, in such a way that the increased carrying amount does not exceed the carrying amount that would have been determined if an impairment loss had not been recognized for such asset (or cash-generating unit) in prior years.

j)           Derivative financial instruments

The Group’s activities expose it to a variety of financial risks, including: foreign exchange risk, interest rates and price risk, such as generic goods, mainly that of natural gas.

The Group’s policy is to enter into DFI’s and non- derivative financial instruments in order to mitigate and hedge the exposure to which it is exposed, given its productive and financial transactions. The Group designates these instruments either as fair value hedges, cash flow hedges or hedge of a net investment in a foreign operation.

There is a Risk Committee which is responsible for enforcing risk management policies, as well as for monitoring the proper use of financial instruments contracted by the Group.  The Committee is composed by several of the Group’s officials.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The Group recognizes all derivatives in the statement of financial position at fair value, regardless of the intention of its holding. In the case of hedging derivatives, the accounting treatment depends on whether the hedging is of fair value or cash flow. DFI’s agreements may include master netting arrangements, in which case, the resulting amounts are presented on a net basis, given that the Group would have the contractual ability and intent to settle on a net basis.

The fair value of financial instruments is determined by recognized market prices and when instruments are not traded in a market; it is determined by technical valuation models recognized in the financial field using inputs such as price, interest rate and exchange rate curves, which are obtained from different sources of reliable information.

When derivatives are contracted in order to hedge risks and comply with all the hedge accounting requirements, their designations are documented describing the purpose, features, accounting recognition and how the measurement of effectiveness will be carried out.

The designated hedging derivative recognizes changes in fair value as follows: (1) in fair value, the fluctuations both of the derivative and the hedged item are valued against profit or loss,  (2) in cash flows, they are temporarily recognized in comprehensive income and are reclassified to profit or loss when the hedged item affects them.  The ineffective portion of the change in fair value is recognized in the profit or loss of the period, within the net financial cost if it is a derivative financial instrument and, if it is not, it is recognized in comprehensive income (loss) until the investment is sold or transferred.

Derivative financial instruments, which the Group maintains, have not been designated as a hedge for accounting purposes. The fluctuation in the fair value of these derivative financial instruments is recognized in current earnings within net financial cost.

k)         Embedded derivatives

The Group reviews all the contracts entered into to identify embedded derivatives that must be separated from the host contract for their valuation and accounting recording purposes. When an embedded derivative is identified in another financial instruments or in a contract (host contracts), it is treated as a separate derivative when its risks and characteristics are not closely related to the host contract and when such contract is not recorded at its fair value with changes through profit or loss.

An embedded derivative is presented as a long-term asset or liability if the remaining maturity date of the hybrid instrument to which is related is 12 months or more, and its realization or realization is not expected during those 12 months. Other embedded derivatives are presented as assets or liabilities in the short term.  The Group has no embedded derivatives for any reporting period.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

l)           Provisions

Provisions are recognized for current obligations that arise from a past event, that will probably result in the use of economic resources, and that can be reasonably estimated. For the purpose of accounting records, provisions are discounted to present value when the discount effect is material. Provisions are classified as current or non-current according to the estimated time period to meet the obligations that are covered.  When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

m)      Income tax

Income tax (“ISR”) and, through December 31, 2013, the business flat tax (“IETU”) (both are considered income taxes for purposes of IFRS) include current taxes and deferred taxes.  As described in note 3b, the income taxes associated with the Group’s carve-out combined financial statements have been calculated as it had operated as a separate taxpayer.  Current taxes and deferred taxes are recognized in earnings, except when they are related to a business combination, or items recognized directly in stockholders’ equity, or in the comprehensive income account

Current income tax is the tax expected to be paid or received.  The income tax payable in the fiscal year is determined according to the legal and tax requirements, applying tax rates enacted or substantially enacted as of the report date, and any adjustment to the tax payable with respect to prior years.

Deferred income tax is recorded using the assets and liabilities method, which compares the accounting and tax basis of the Group’s assets and liabilities and deferred taxes are recognized with respect to the temporary differences between such basis. No deferred taxes are recognized for the following temporary differences: the initial recognition of assets and liabilities in a transaction other than a business acquisition and that does not affect the accounting or tax result, and differences related to investments in subsidiaries and joint ventures to the extent it is probable that they will not be reversed in a foreseeable future. In addition, deferred taxes for taxable temporary differences arising from the initial recognition of goodwill are not recognized. Deferred taxes are calculated using rates that are expected to apply to temporary differences when they are reversed, based on enacted laws or which have been substantially enacted at the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they correspond to the income tax levied by the same tax authority and to the same tax entity, or on different tax entities, but intend to settle the current tax assets and liabilities caused on a net basis or their tax assets and liabilities are simultaneously materialized.

A deferred asset is recognized for tax loss carryforwards, tax credits and deductible temporary differences, to the extent that it is probable that there is taxable income to which they can be applied. Deferred assets are reviewed at the reporting date and are reduced to the extent the realization of the corresponding tax benefit is no longer probable of being recovered.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

n)        Employee benefits

i.            Defined benefit plans

A defined benefit plan is a benefit plan at the end of a labor relationship different from one of defined contributions. The Group’s net obligations with respect to the defined-benefit pension plans are calculated separately for each plan, estimating the amount of future benefit accrued by employees in return for their services in ongoing and past periods; that benefit is discounted to determine its present value, and the costs for the services that have not been recognized and the fair value of the plan assets are deducted. The discount rate is the yield at the reporting date of the government bonds that have maturity dates approximate to the maturities of the Group’s obligations which are denominated in the same currency in which benefits are expected to be paid. The calculation is performed annually by an independent actuary using the projected unit credit method. When the calculation results in a benefit for the Group, the recognized asset is limited to the net total of unrecognized past service costs and the present value of the economic benefits available in the form of future refunds from the plan or reductions in future contributions to the plan plus the plan assets.  To calculate the present value of the economic benefits, the minimum funding requirements applicable to the Group’s plan are considered.  An economic benefit is available to the Group if it can be realized during the life of the plan, or upon settlement of the plan obligations.

When the benefits of a plan are improved, the portion of the improved benefits relating to past services by employees is recognized in profit or loss using the straight-line method over the average period until it acquires the right to the benefits. In so far as the right of benefits takes place, the expense is recognized in profit or loss.

The Group recognizes actuarial remeasurements derived from defined benefit plans in the comprehensive income account, in the period in which they occur, and they are never recycled to profit and loss.

ii.        Termination benefits

Termination benefits are recognized as an expense when the Group commitment can be evidenced, without real possibility of reversing, with a detailed formal plan either to terminate employment before the normal retirement date, or else, to provide benefits for termination as a result of an offer that is made to encourage voluntary retirement.  The benefits from termination in cases of voluntary retirement are recognized as an expense, solely if the Group has made an offer of voluntary retirement, the offer is likely to be accepted, and the number of acceptances can be estimated reliably.  If the benefits are payable no later than 12 months after the reporting period, then they are discounted at present value.

iii.    Short term-benefits

Short-term employee benefit obligations are not discounted and are expensed as services are rendered.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

A liability is recognized for the amount expected to be paid under short-term cash bonus plans if the Group has a legal or constructive obligation to pay these amounts as a result of past services provided by the employee and the obligation can be estimated reliably.

o)        Statutory employee profit sharing (“PTU”)

PTU is recognized in the earnings of the fiscal year in which it is incurred and is presented within operating income.

p)        Revenue recognition

Revenues and related costs are recognized in the period in which: i) the risks and rewards are transferred to customers, which generally coincides with the delivery of products to customers in satisfaction of orders; ii) there is no ownership or effective control on the goods sold; iii) revenues and related costs can be measured reliably and iv) the economic benefits to the Group are probable.

q)        Financial income and financial costs

Financial income includes interest income on invested funds, changes in the fair value of financial assets at fair value through profit or loss, and exchange gains. Interest income is recognized in income as earned, using the effective interest method.

Financing costs include interest expenses on loans, effect of the discount by the passage of time on provisions, exchange losses, changes in the fair value of financial assets at fair value through profit or loss and impairment losses recognized on financial assets. The borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset, are recognized in earnings using the effective interest method.

Exchange gains and losses are reported on a net basis.

r)          Government grants

Government grants, subsidies, incentives or concessions are not recognized until there is reasonable assurance that the Group will comply with the conditions related to them and that the grant will be received.  Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grant, subsidy, incentive or concession is intended to compensate, or subsequently if the reasonable assurance of receiving such benefit is not confirmed in the moment the expense is incurred.

Government grants, subsidies, incentives or concessions whose purpose is to compensate previously incurred costs or expenses, or those whose purpose is to financially support the Group through pardoning costs or expenses, are recognized in profit or loss of the fiscal year of the transaction, net of the expense that gave rise to such benefit.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

5.                  Other current assets and other short-term liabilities

The balances of other current assets as of December 31, 2012, 2013 and 2014 as follows:

	December 31,
	2012	2013	2014
Restricted cash	$144	$135	$88
Sundry debtors	66	32	69
Prepayments	50	47	55
Other	9	4	3
Total other current assets	$269	$218	$215

Restricted cash is as follows:

	December 31,
	2012	2013	2014
Land lease guarantee (note 8a)	$52	$55	$67
Accounts receivable financing program (note 6)	38	67	9
Funds withheld abroad (note 6)	46	—	—
Other	8	13	12
Total restricted cash	$144	$135	$88

The balances of other short — term liabilities as of December 31, 2012, 2013 and 2014 are as follows:

	December 31,
	2012	2013	2014
Income taxes payable	$386	$641	$982
Other taxes payable	272	88	—
Sundry creditors	128	97	148
Derivative financial instruments (notes 13v and 18)	—	—	87
Contributions payable and other payables	49	74	79
Total other short-term liabilities	$835	$900	$1,296

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

6.                  Trade accounts receivable

Trade accounts receivable consists of the following:

	December 31,
	2012	2013	2014
Customers(1)(2)	$1,299	$1,158	$1,617
Less allowance for doubtful accounts and others	(18)	(15)	(22)
	$1,281	$1,143	$1,595

(1)         Includes $948, $926 and $1,310 as of December 31, 2012, 2013 and 2014, respectively, that were contributed to a trust as a guarantee for the accounts receivable financing programs and that although they are included in the carve-out combined financial statements, they are legally independent.

(2)         Includes $199 as of December 31, 2012, which was withheld abroad according to court orders related to Vitro’s restructuring process.

7.                  Inventories

Inventories consist of the following:

	December 31,
	2012	2013	2014
Work in process and finished goods	$1,187	$1,118	$1,162
Raw materials	88	93	88
Packing material	71	61	70
Spare parts	29	44	40
Refractories	196	134	120
Inventory-in-transit and others	59	76	69
	$1,630	$1,526	$1,549

Due to inventory obsolescence and slow movement, as of December 31, 2012, 2013 and 2014, inventories are reduced to their net realizable value by $47, $74 and $47, respectively; this reserve mainly decreases the finished goods, work in process and raw materials line items.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

8.                  Land, buildings, machinery, equipment and construction in process

Below is a summary of the composition of these items:

	December 31,
	2012	2013	2014
Land	$205	$206	$207
Buildings	4,307	4,306	4,328
Accumulated depreciation	(3,162)	(3,263)	(3,354)
	1,350	1,249	1,181

Machinery and equipment	14,807	14,877	15,142
Accumulated depreciation	(10,720)	(10,748)	(10,823)
	4,087	4,129	4,319

Construction in process	232	598	586
	$5,669	$5,976	$6,086

Cost	Land	Buildings	Machinery and equipment	Construction in process	Final balance
Balance as of January 1, 2012	$223	$4,301	$15,264	$404	$20,192

Additions	—	58	684	(170)	572
Disposals	(17)	(49)	(1,094)	(2)	(1,162)
Translation effect	(1)	(3)	(47)	—	(51)
Balance as of December 31, 2012	205	4,307	14,807	232	19,551

Additions	—	3	911	367	1,281
Disposals	—	(2)	(203)	—	(205)
Impairment loss	—	—	(644)	—	(644)
Translation effect	1	(2)	6	(1)	4
Balance as of December 31, 2013	206	4,306	14,877	598	19,987

Additions	—	17	1,004	(25)	996
Disposals	—	—	(449)	—	(449)
Impairment loss	—	—	(359)	—	(359)
Translation effect	1	5	69	13	88
Balance as of December 31, 2014	$207	$4,328	$15,142	$586	$20,263

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Accumulated depreciation and impairment	Land	Buildings	Machinery and equipment	Construction in process	Final balance
Balance as of January 1, 2012	$—	$3,086	$10,865	$—	$13,951

Depreciation of the year	—	108	939	—	1,047
Disposals	—	(30)	(1,047)	—	(1,077)
Translation effect	—	(2)	(37)	—	(39)
Balance as of December 31, 2012	—	3,162	10,720	—	13,882

Depreciation of the year	—	102	778	—	880
Impairment loss	—	—	(553)	—	(553)
Disposals	—	(1)	(197)	—	(198)
Translation effect	—	—	—	—	—
Balance as of December 31, 2013	—	3,263	10,748	—	14,011

Depreciation of the year	—	89	732	—	821
Impairment loss	—	—	(267)	—	(267)
Disposals	—	—	(422)	—	(422)
Translation effect	—	2	32	—	34
Balance as of December 31, 2014	$—	$3,354	$10,823	$—	$14,177

a)        Onerous contracts

In December 2009, Vitro concluded a transaction of US$75 with Fintech Advisory Limited (Fintech), through the creation of a Mexican trust (“Real Property Trust “). Vitro, S.A.B. de C.V. and its subsidiaries, Industria del Álcali, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Monterrey, S.A. de C.V., Vidriera Querétaro, S.A. de C.V., Vidriera Los Reyes, S.A. de C.V. and Vidriera Toluca, S.A. de C.V. contributed seven real estate properties (industrial lands) to the Real Property Trust, receiving US$75 in cash contributed by Fintech to acquire these assets. In addition, Vitro entered into a 15-year lease agreement that allows it to continue to use the assets. Vitro has the right to repurchase the title for these real estate properties in exchange for US$126 under certain circumstances (industrial land repurchase option). If Vitro fails to make any payment under the terms of the lease agreement or if other events specified in the agreement occurred, Fintech would have the right to sell such assets to third parties (assuming that Vitro has not repurchased the industrial lands), except to competition or creditors.  If Fintech exercises its right to sell or lease the real estate properties, this could adversely affect the Vitro’s business.

In addition, after the execution of the plan to substantially restructure the entire debt of Vitro executed in February 2012, and that Vitro has not exercised the industrial land repurchase option for the aforementioned industrial lands, Fintech can exercise its option to exchange the rights on the real estate property rights for common shares of Vitro and/or of a sub-holding subsidiary.  If the related option on Vitro’s common shares were exercised, it would be of up to a maximum of 93,099,849 shares, which are currently in the Pension Trust, valued according to the valuation formula set forth in the agreement, and

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

would leave Fintech with a maximum of up to 24% of Vitro’s capital stock.  If these common shares are not sufficient to cover the purchase option of US$75, Vitro would have to pay in cash the difference according to the formula set forth in the agreement.

As of December 31, 2014, Fintech’s options expire three years after the restructuring plan was executed.  If Fintech exercised the option relating to Vitro’s common shares, an agreement between Fintech and the stockholders controlling Vitro would continue into effect, and would remain in force while Fintech has at least 5% of the Vitro’s equity.

The Group has recognized as onerous the aforementioned agreement with Fintech, where the consideration payable for the industrial lands is above its market value which as of December 31, 2012, 2013 and 2014 is for approximately $702 (US$54), $764 (US$58) and $772 (US$52), respectively.  The loss (income) related to the onerous contract was recognized within other expenses in operating income of fiscal years 2012, 2013 and 2014.

b)        Impairment

During 2013 and 2014, the Group’s impaired certain permanently idle assets.  The amount of impaired assets was $91 and $92, respectively, which corresponded to assets related to production processes.  During the year 2012 no impairment was recognized by the Group.

Impairment was recognized in the other expense, net line item for the years ended December 31, 2013 and 2014.

9.                  Intangibles and other long-term assets

The balances as of December 31, 2012, 2013 and 2014 of $272, $188 and $233, respectively are mainly composed of administrative software and fixed asset advances.

During the years ended December 31, 2012, 2013 and 2014, the payments related to administrative software were recorded within cost of sales and operating expenses; such payments amounted to $43, $44 and $50, respectively.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

10.           Long-term debt

Long-term debt consists of the following:

		December 31,
		2012	2013	2014
I.	Debt payable in United States dollars
	Finance leases with different interest rates, maturing at different dates through 2015.	$52	$43	$36

	Secured notes at a fixed interest rate of 5.75% for a period of eighteen months, and from the nineteen month, at a variable rate based on the Reference Rate (“RR”), plus a surcharge of 5.75%, maturing on different dates through 2023.	—	51	177

II.	Debt payable in Mexican pesos
	Accounts receivable financing program. Note guaranteed by accounts receivable at TIIE + 2%, maturing in 2014.	424	—	—

	Accounts receivable financing program. Note guaranteed by accounts receivable at TIIE + 1.7%, maturing in 2016.	—	593	593

	Unsecured debt at variable interest rate between 9.05% and 9.25%, with different maturities through 2016.	—	26	15

	Debt issuance costs	—	(12)	(8)

	Total long-term debt	476	701	813

	Less short-term maturities	293	25	54

	Long-term debt, excluding current maturities	$183	$676	$759

As of December 31, 2014, the TIIE was 3.29%.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

11.           Accrued expenses and provisions

As of December 31, 2012, 2013 and 2014, accrued expenses and provisions were as follows:

	December 31,
	2012	2013	2014
Onerous agreement provision (note 8a)	$365	$248	$447
Wages and benefits payable	67	49	58
Services and other accounts payable	63	57	30
Other expenses payable	136	166	243
	$631	$520	$778

12.           Employee benefits

a)        Defined benefit plan

The Group has a defined benefit pension plan covering staff which consists of a single payment or a monthly pension, calculated based on the sum of a basic pension, an additional factor by seniority and an additional factor for income equal to or less than the maximum limit used for the Mexican Social Security Institute.

The retirement ages are:

•                  Normal.- 65 year old employees with 20 years or more of service.

•                  Anticipated.-  60 year old employees with a minimum of 20 years of service, reducing the pension to a percentage per each year earlier than 65 years.

•                  Early.- 50 year old employees with a minimum of 10 years of service, reducing the pension to a percentage according to their age at retirement.

•                  Sum 100.- With the approval of the Technical Committee, employees that complete 100 years by the sum of  the age and the years of service.

•                  Deferred.- Employees that do not accept the retirement when reaching 65 years old lose any right to receive a pension plan.

The Group’s plan also covers seniority premiums which consist of a lump sum payment of day’s wage for each year worked, calculated using the most recent salary, not to exceed twice the legal minimum wage established by law.  The related liability and annual cost of such benefits are calculated by an independent actuary on the basis of formulas defined in the plans using the projected unit credit method.

The Group is not exposed to unusual risks related to the plan assets.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

b)        The present values of these obligations and rates used for their calculation are:

	December 31,
	2012	2013	2014
Defined benefit obligation	$1,174	$1,155	$1,248
Plan assets	(141)	(150)	(168)
Net projected liability	$1,033	$1,005	$1,080

As of December 31, 2012, 2013 and 2014, the main actuarial hypotheses used were as follows:

	December 31,
	2012	2013	2014
Discount rate	6.25%	7.00%	7.00%
Rate of return of plan assets *	6.25%	7.00%	7.00%
Salary increase rate **	3.50%	3.50%	3.75%

*            Calculated using the rate of return applied to the plan assets without considering the investment strategy thereof.

**     The salary increase rate is equivalent to the expected inflationary increase.

The average duration of defined benefit obligations is approximately 11 years.

The following table shows future cash flows for benefits expected to be paid in the following ten years:

Payments expected in the years:	Amount
2015	$92
2016	95
2017	94
2018	96
2019	93
2020 to 2023	455
$925

These amounts are based on current data and reflect future services expected, as the case may be.  Benefit payments are based on the assumptions that inactive participants retire at 65 years old, and other actuarial hypothesis, that they do it along a 10-year period.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

c)         Movements in defined benefit obligations during the year are as follows:

	Year ended December 31,
	2012	2013	2014
Defined benefit obligations as of January 1,	$878	$1,033	$1,005
Service cost	35	26	27
Interest cost	70	73	77
Actuarial remeasurements	130	(40)	61
Benefits paid	(71)	(77)	(78)
Other	(9)	(10)	(12)
Defined benefit obligations as of December 31,	$1,033	$1,005	$1,080

The amounts recognized in current earnings and in other comprehensive income are as follows:

	Year ended December 31,
	2012	2013	2014
Amount recognized in earnings	$96	$88	$92
Amount recognized in comprehensive income	$130	$(40)	$61

d)        Changes in the fair value of the plan assets:

	Year ended December 31,
	2012	2013	2014
Fair value of the plan assets as of January 1,	$122	$141	$150
Return on plan assets	8	10	12
Actuarial remeasurements	11	(1)	6
Fair value of the plan assets as of December 31,	$141	$150	$168

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The categories of the plan assets as of December 31, 2012, 2013 and 2014 are as follows:

	Actual yield rate
	2012	2013	2014
Equity instruments	41.40%	4.75%	9.08%
Debt instruments	(6.00)%	2.63%	10.89%

	Fair value of plan assets
	2012	2013	2014
Equity instruments	$78	$101	$102
Debt instruments	63	49	66
	$141	$150	$168

The rate of return on plan assets is determined based on a composition of 55%, 67%, and 61% of Vitro’s shares, and 45%, 33%, and 39% in investments in securities, for the years ended December 31, 2012, 2013 and 2014, respectively.  As of December 31, 2012, 2013 and 2014, the plan assets include 4,728,899, 6,192,172, and 5,996,660 Vitro’s shares, respectively, whose fair values amount to $78, $101 and $102, respectively. As of December 31, 2013 and 2014, 85% and 84% of Vitro’s shares, respectively, are recorded at contract value (note 8a), and the remaining shares are recorded at market value.

e)         The determination of the defined benefits obligation is made using actuarial hypotheses such as discount rates and wage increases.  The sensitivity analysis shown below was developed based on the reasonableness of possible changes with respect to the actuarial hypotheses as of December 31, 2014, maintaining the other used hypotheses constant.

The amounts included in the following table represent increase or (decrease), as the case may be.

Liability
Increase in discount rate of 1%	$(79)
Decrease in discount rate of 1%	73
Wage increase of 1%	23

The sensitivity analysis shown above may not represent actual changes in defined benefits obligations, as actuarial hypotheses are correlated to each other, and they are not likely to vary in an isolated manner.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

13.           Financial instruments

The Group has identified the following financial instruments:

	December 31,
	2012	2013	2014
Financial assets
Cash and cash equivalents	$1,166	$1,071	$1,370
Restricted cash	144	135	88
Accounts receivable and other financial assets	1,449	1,390	1,781

Financial liabilities
Measured at amortized cost	2,602	2,749	3,845
Derivative financial instruments at FVTPL	.	—	87

The Group is exposed to market risks (interest rate risk and foreign exchange risk), credit risk and liquidity risk, which are managed in a centralized manner.  The Board of Directors establishes and monitors the policies and procedures to measure and manage these risks, which are described below.

i.            Market risk

Market risk is the risk of changes in market prices, such as exchange rates, interest rates, commodities and equity instruments.  The objective of market risk management is to manage and control exposures to market risks within acceptable parameters, at the same time that yields are optimized.

Interest rate risk

As of December 31, 2014, the Group has contracted debt obligations which accrue interest primarily based on the average interbank interest rate (TIIE).  The Group’s interest rate risk is considered high, as 100% of its debt is contracted at variable rates.

Foreign exchange risk

The Group conducts transactions in foreign currency, however, most of the contracted debt is denominated in Mexican pesos, and consequently, exposure to exchange risk is significantly mitigated.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The financial assets and liabilities denominated in millions of U.S. dollars as of December 31, 2012, 2013 and 2014 are as follows:

	December 31,
	2012		2013		2014
Current assets	US$	90	US$	72	US$	49
Current liabilities	97		79		107
Non-current liabilities	3		2		2
Liability position, net	US$	10	US$	9	US$	60

As of December 31, 2012, 2013 and 2014, the Group considers the assets and liabilities denominated in other foreign currencies other than U.S. dollar are not material.

The exchange rates of the Mexican peso with respect to the U.S. dollar, used to prepare these financial statements, were as follows:

U.S. dollar
December 31, 2012	$12.9658
December 31, 2013	13.0843
December 31, 2014	14.7414

As of April 29, 2015, date of issuance of the carve-out combined financial statements, the exchange rate of the Mexican peso with respect to the U.S. dollar was $15.2225.

Sensitivity analysis to foreign exchange risk

The following table shows the sensitivity analysis carried out by the Group, considering strengthening or weakening by 5% of the U.S. dollar against the Mexican peso and their effects on the results of the fiscal year.  The percentage used to analyze the sensitivity to foreign exchange risk is the scenario that represents the Management’s evaluation of the fairness of possible variations in the currency exchange rate.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The amounts included in the following table represent income or an (expense), as the case may be.

Results
Strengthening of Mexican peso by 5% compared to U.S. dollar	$46

Weakening of Mexican peso by 5% compared to U.S. dollar	(46)

ii.        Credit risk

Credit risk refers to the risk that a customer or counterpart breaches its contractual obligations resulting in financial loss to the Group and arises mainly from trade accounts receivable and investments in the Group’s pension plan assets.

Trade accounts receivable and other accounts receivable

The Group continuously performs credit evaluations to its clients and adjusts the limits of credit based on the credit history and current creditworthiness. Also, it monitors the collections and payments from customers, and has an allowance for doubtful accounts based on historical experience and on some specific aspect that has been identified.  While these allowances for doubtful accounts have historically been within the Group’s expectations and within the established allowance, there is no guarantee that it will continue to have the same level of allowances for doubtful accounts that it has had in the past. An important variation in the experience of the Group’s allowances for doubtful accounts could have a significant impact on the consolidated results of operations and therefore on the consolidated financial position.

The Group’s exposure to credit risk is affected mainly by the individual characteristics of each customer.  However, the Group’s management also believes the demographics of its customer base, which includes the risk of non-compliance of the industry and country in which customers operate, as these factors can influence the credit risk, particularly in deteriorated economic circumstances.

As of December 31, 2014, the maximum exposure to credit risk is $1,595.  In addition, the Group has obtained guarantees on certain balances of trade accounts receivable from clients whose credit does not fully meet management’s expectations.

The Group has no significant concentration of credit risk, as sales to a single customer were not greater than 5% with respect to total revenues.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Below is the classification of trade accounts receivable overdue and impaired, according to their age at the date of the report:

	December 31, 2012		December 31, 2013		December 31, 2014
Balance	Gross	Impaired	Gross	Impaired	Gross	Impaired
0 to 90 days	$207	$—	$135	$15	$250	$21
Over 90 days	179	18	—	—	1	1
	$386	$18	$135	$15	$251	$22

iii.    Liquidity risk

Liquidity risk represents the possibility that the Group has difficulties to comply with its obligations associated with its financial liabilities that are settled by delivering cash or another financial asset.

The Group’s approach to manage its liquidity risk is to ensure, to the extent possible, always having enough liquidity to meet its obligations when they fall due, without affecting the performance of the business or damage the image and reputation of Vitro.

Vitro’s Board of Directors is responsible for establishing an appropriate framework of liquidity risk management according to the Group’s needs. The Group manages its liquidity risk by maintaining cash reserves and through a constant monitoring of cash flows.

The Group has a securitization program of trade accounts receivable for which the outstanding debt amount of $593, matures in 2016 (note 10).

In previous years, the Group’s main source of liquidity has been predominantly cash generated from its operating activities.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

Following are the contractual maturities of the debt as of December 31, 2014 and the related interest:

	Less than 1 year	1 to 3 years	3 to 5 years
Maturities at fixed interest rates
In U.S. dollars	$50	$9	$—
Maturities at variable interest rates
In Mexican. pesos	62	951	—
In other currencies	20	87	115
Total financial liabilities	$132	$1,047	$115

The amounts shown in the table above were calculated according to the following procedure: a) repayments of principal in foreign currency were translated into Mexican pesos at the exchange rate in effect at the reporting date; and (b) interest payments were calculated using the interest rate in effect at the same date and were translated into Mexican pesos using the exchange rate referred to above, as applicable.

iv.      Fair value of financial instruments

The fair value of financial instruments that are presented below has been determined by the Group using the information available in the market or other valuation techniques which require judgment to develop and interpret the estimates of fair values. It also uses assumptions that are based on market conditions existing at each of the balance sheet dates. Consequently, the estimated amounts presented are not necessarily indicative of the amounts that the Group could realize in a current market exchange.

The levels that cover 1 to 3, based on the degree to which the financial instruments fair value is observed, are:

•             Level 1 are those derived from quoted prices (not adjusted) in active markets for identical assets or liabilities;

•             Level 2 are those derived from indicators other than quoted prices included within Level 1, but which include indicators that are observable for an asset or liability, either directly to prices quoted or indirectly; i.e. derived from these prices; and

•             Level 3 are those derived from valuation techniques that include indicators for assets and liabilities, which are not based on observable market information (non-observable indicators).

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The Group’s amounts of cash and cash equivalents, as well as accounts receivable and payable to third parties approach their fair value, as they have short term maturities.  The Group’s long-term debt is recorded at amortized cost and consists of debt that bears interest at fixed and variable rates which are related to market indicators.  To obtain and disclose the fair value of long-term debt, different sources and methodologies are used such as: quoted market prices or prices for similar instruments; other valuation techniques for the cases of those liabilities that have no observable market price and it is not feasible to find quotes of similar instruments.

Below are the fair values of the Group’s financial liabilities, together with the carrying amount that are recognized in the statements of financial position:

	December 31, 2012		December 31, 2013		December 31, 2014
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value

Financial liabilities:
Financial liabilities at amortized cost	$476	$472	$701	$572	$813	$638

The fair value of financial instruments was calculated based on Level 2 of the fair value hierarchy using a discounted cash flow technique. During the years ended December 31, 2012, 2013 and 2014, there were no transfers between Level 1 and 2 inputs.

v.          Other market price risks

In the ordinary course of business, the Group has historically contracted swaps and other derivative instruments in order to mitigate and to hedge its exposure to fluctuations in the price of natural gas. The percentage of hedged estimated fuel consumption has varied from 10% to 100%. The hedged percentage of consumption and prices constantly change according to the conditions of the market based on the Group’s needs and to the use of alternative fuels in their production processes.

DFI’s that the Group’s held during the years 2012, 2013 and 2014 were natural gas swaps, which were acquired to economically hedge the fluctuation in the price of natural gas that the Group’s plants use. These DFI’s were not designated as a hedge for accounting purposes; therefore, fluctuations in fair value are recognized in current earnings within net financial cost.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

As described in note 3b, DFI’s entered into by Vitro have been allocated to the Group’ combined financial statements; based on their natural gas consumption.  The positions that were outstanding and the characteristics attributable to the Group’s operations for the years ended December 31, 2012, 2013, and 2014 are as follows:

Type of Instrument	Type of Underlying	Annual Notional in MMBTU	Average Price		Transaction Date	Maturity Date

Swap	Natural gas	7,991,559	US$	3.39	1-1-12	12-31-12
Swap	Natural gas	5,651,174	US$	3.49	2-1-13	12-31-13
Swap	Natural gas	5,295,426	US$	3.89	1-1-15	12-31-15
Swap	Natural gas	2,978,677	US$	3.91	1-1-16	12-31-16

The effects of the aforementioned DFI’s in profit and loss for the year ended December 31, 2012, 2013, and 2014 are described in note 18.

Sensitivity analysis to DFI

The Group prepared a sensitivity analysis considering an increase or decrease by 10% of the purchase price of natural gas, and their effects on the results of the fiscal year.  The percentage used to analyze the sensitivity to this price risk is the scenario that best represents management’s assessment of a reasonably possible variation in the price of natural gas.

The amounts included in the following table represent income or (expense) as follows:

Results
Gas price increase by 10%	$39

Gas price decrease by 10%	(39)

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

14.           Operating leases

The Group has entered various operating lease agreements relating mainly to the lease of warehouses and equipment which represented charges to the profit or loss of 2012, 2013 and 2014 for $261, $244 and $273, respectively.  Certain lease agreements have purchase and/or renewal options at market value at the end of their term, whose exercise is not certain at the reporting date.

The estimated future obligations derived from these agreements are as follows:

Amount
2015	$186
2016	174
2017	140
2018	112
2019	103
2020 and thereafter	518

As of December 31, 2014, the Group has commitments for placed purchase orders of US$40, which are directly related to the investment in a new furnace in its Monterrey plant (note 2b).

15.           Capital and reserves

a)             Capital management

The Group’s objective for managing its capital structure is to safeguard its ability to continue as a going concern, and at the same time maximize the return to its stockholders through a proper balance in its funding sources. In order to maintain this structure, the Group carries out various actions such as: managing and controlling the dividends paid to stockholders, cancelling and/or issuing new shares and/or debt, or the investment or sale of assets.

The Group’s capital structure consists of debt (note 10) and invested capital.

The Group, through the Board of Directors, assesses the cost and risks associated with its capital structure at least three times a year.  This assessment is primarily based on the proportions of debt, debt to EBITDA of the last 12 months, and interest coverage.  The proportion of debt represents the debt ratio to total assets; EBITDA is calculated based on income before other income and expenses and adding the non-cash items reflected in the statement of comprehensive income, within cost of sales and operating expenses, including depreciation, amortization and seniority premium and employee benefit provisions.  Lastly, the interest coverage ratio is calculated by dividing EBITDA by the interest expense of the last twelve months.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

b)             Other components of comprehensive income

Effect of translation of foreign operations

The movement of the period is recorded when translating the financial statements from the functional currency to the reporting currency.  During the period, there were no other movements affecting the cumulative balance of the translation effect recognized within stockholders’ equity.

Actuarial remeasurements

Actuarial remeasurements are recognized as other components of comprehensive income. Actuarial remeasurements corresponded to variations in actuarial assumptions for both the labor liability and the plan assets and are presented net their related deferred income tax effect.

16.           Related parties

Transactions with related parties, carried out in the ordinary course of business, were as follows:

a)        Rental expense.- During the years ended December 31, 2012, 2013, and 2014, the Group paid rent to Fintech in connection with certain properties for $98, $95, and S$97, respectively (note 8a).  As of December 31, 2012, 2013, and 2014, the Group has a balance payable to Fintech for $15, $16, and $22, respectively.

b)        Purchase of food coupons.- The Group purchases food coupons for its staff from a self-service store, of which one of our advisors is a stockholder.  For the years ended December 31, 2012, 2013 and 2014, the amount of those purchases was $28, $28 and $30, respectively.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

17.           Other expenses, net

The analysis of other expenses, net is as follows:

	Year ended December 31,
	2012	2013	2014
Provision for onerous contract (notes 8a and 11)	$374	$(119)	$125
Impairment of long-lived assets (note 8b)	—	91	92
Loss on sale of assets	61	6	27
Reorganization expenses	4	21	5
Profit on sale of scrap	(30)	(41)	(33)
Other (income) expenses	(28)	29	21
	$381	$(13)	$237

18.           Financial cost, net

Below is a breakdown of the most significant items that comprise financial cost:

	Year ended December 31,
	2012	2013	2014
Interest expenses	$53	$49	$50
Financial income	(24)	(87)	(119)
Derivative financial transactions	43	(13)	87
Exchange loss (gain), net	54	42	(74)
Interest expense, net of employee benefits	61	63	65
Other financial expenses, net	25	25	29
	$212	$79	$38

19.           Income taxes

a)        In Mexico, the Group is subject to ISR and through 2013, to ISR and Business Flat Tax (“IETU”)

ISR - The rate was 30% in 2012, 2013 and 2014, and will continue to be 30% in subsequent years.  As a result of the 2014 tax reform, the tax consolidation regime was eliminated and therefore Vitro and its subsidiaries have the obligation to pay the related income tax obligation determined as of that date, which will be paid pursuant to the transitional provisions of the new law, beginning in 2014 through 2023; i.e., during the following ten years.

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

The Group did not incur IETU in any of the years presented.

b)        Income taxes recognized in earnings are analyzed as follows:

	Year ended December 31,
	2012	2013	2014
Current ISR	$386	$641	$982
Deferred ISR	(211)	(237)	(347)
	$175	$404	$635

c)         The reconciliation between the Group’s actual income tax rate and that established in the Law, expressed as a percentage of income before income taxes, is analyzed as follows:

	Year ended December 31,
	2012	2013	2014
Effective rate	22%	26%	33%
Inflation	11	4	4
Nondeductible expenses	(3)	—	(7)
Mexican statutory rate	30%	30%	30%

The movements of the deferred income taxes balance for the years ended are as follows:

	Year ended December 31,
	2012	2013	2014
Opening balance	$246	$492	$719
Income tax applied to income	211	237	347
Actuarial remeasurements in other comprehensive income	39	(12)	18
Effect of tax inflation and other items	(4)	2	(3)
	$492	$719	$1,081

Notes to the Carve-out Combined Financial Statements

For the years ended December 31, 2012, 2013 and 2014

(Millions of Mexican pesos)

d)        The main temporary differences that gave rise to deferred income taxes in the carve-out combined statements of financial position are analyzed as follows:

	December 31,
	2012	2013	2014
Accounts receivable	$15	$10	$8
Employee benefits	310	301	324
Intangible assets	90	106	106
Fixed assets	(154)	99	369
Derivative financial instruments	(1)	—	26
Inventories	63	68	48
Provisions for onerous agreement and other items	169	135	200
	$492	$719	$1,081

20.           Subsequent event

Vitro accepts offer to sell its Glass Containers operations

On May 12, 2015 Vitro signed an agreement with Owens-Illinois, Inc. accepting an offer to sell its food and beverages glass containers business.  The transaction is valued, cash and debt free, at US$2,150, and includes the sale of five manufacturing plants in Mexico, one plant in Bolivia and the distribution of such products in the United States, excluding assets associated with Vitro’s cosmetics, fragrances and toiletries operations, as well as its machinery and equipment operations, and its equity participation in its Comegua joint venture.

21.           Authorization to issuance of the carve-out combined financial statements

On June 22, 2015, the issuance of the accompanying carve-out combined financial statements and notes thereto was authorized by Adrián Sada Cueva and Claudio L. Del Valle Cabello, Vitro’s Chief Executive Officer and Chief Financial and Administrative Officer, respectively

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